                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE



          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                        PURSUANT TO SECTION 305(b)(2)___



                            FIRST UNION NATIONAL BANK
                                (Name of Trustee)

                                                                 22-1147033
    (Jurisdiction of Incorporation or                         (I.R.S. Employer
Organization if not a U.S. National Bank)                    Identification No.)

301 SOUTH COLLEGE STREET, CHARLOTTE, NORTH CAROLINA               28288-0630
      (Address of Principal Executive Offices)                    (Zip Code)

                                DIME BANCORP, INC
                                (Name of Obligor)

        DELAWARE                                                11-3197414
(State of Incorporation)                                     (I.R.S. Employer
                                                             Identification No.)

     589 FIFTH AVENUE, NEW YORK NY                                  10017
(Address of Principal Executive Offices)                          (Zip Code)

                                 DEBT SECURITIES
                         (Title of Indenture Securities)

                                     GENERAL

Item 1.  General information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject:

                  Comptroller of the Currency, Washington, D.C.
                  Board of Governors of the Federal Reserve System, New York,
                  N.Y.
                  Federal Deposit Insurance Corporation, Washington, D.C.

         (b)      Whether it is authorized to exercise corporate trust powers.

                           The Trustee is authorized to exercise corporate trust
powers.

Item 2.  Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

Item 3.  Voting Securities of the Trustee.

         Furnish the following information as to each class of voting securities of the trustee:

                        Col. A                         Col. B
                        ------                         ------
                    Title of Class                Amount Outstanding

         Not applicable

 Item 4. Trusteeship under Other Indentures:

         If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         (a) Title of the securities outstanding under each such other indenture.

         Not Applicable

         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

         Not Applicable.

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

         If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

         Not Applicable

Item 6. Voting Securities of the Trustee Owned by the Obligor or its Officials.

         Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

            Col. A            Col. B                      Col. C                             Col. D.
            ------            ------                      ------                             -------
                                                                                        Percentage of Voting
                                                       Amount owned                    securities represented
         Name of Owner     Title of Class              beneficially                  by amount given in Col. C
         -------------     --------------              ------------                  -------------------------
         Not Applicable

Item 7.  Voting Securities of the Trustee Owned by Underwriters or their
         Officials.

         Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

            Col. A            Col. B                      Col. C                             Col. D.
            ------            ------                      ------                             -------
                                                                                        Percentage of Voting
                                                       Amount owned                    securities represented
         Name of Owner     Title of Class              beneficially                  by amount given in Col. C
         -------------     --------------              ------------                  -------------------------
        Not Applicable

Item 8.  Securities of the Obligor Owned or Held by the Trustee.

         Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for the obligations in default by the trustee.

    Col. A                    Col. B                          Col. C                 Col. D.
    ------                    ------                          ------                 -------
                           Whether the               Amount owned beneficially    Percent of class
                           securities are            or held as collateral        represented by
                           voting or non voting      obligations in default by   amt given in Col C
 Not Applicable                                      Trustee

Item 9.  Securities of the Underwriters Owned or Held by the Trustee.

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

    Col. A                    Col. B                          Col. C                 Col. D.
    ------                    ------                          ------                 -------
Name of Issuer             Amount                    Amount owned beneficially    Percent of class
and title of class         Outstanding               or held as collateral        represented by
                                                     security for obligations     amount given in
Not Applicable                                       in default by Trustee        Col. C.

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

         If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

    Col. A                    Col. B                          Col. C                 Col. D.
    ------                    ------                          ------                 -------
Name of Issuer             Amount                    Amount owned beneficially    Percent of voting
and title of class         Outstanding               or held as collateral        securities represented
                                                     security for obligations     by amount given in
Not Applicable                                       in default by Trustee        Col. C.

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the Trustee.

    Col. A                    Col. B                          Col. C                 Col. D.
    ------                    ------                          ------                 -------
Name of Issuer             Amount                    Amount owned beneficially    Percent of class
and title of class         Outstanding               or held as collateral        represented by
                                                     security for obligations     amount given in
Not Applicable                                       in default by Trustee        Col. C.

Item 12.  Indebtedness of the Obligor to the Trustee.

         Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                         Col. A.                           Col. B.                      Col. C.
                         -------                           -------                      -------
                  Nature of indebtedness             Amount outstanding                 Date due

         Not  Applicable

Item 13.  Defaults by the Obligor.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

         None

         (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

         None

Item 14.  Affiliations with the Underwriters.

         If any underwriter is an affiliate of the trustee, describe each such affiliation.

         Not Applicable

Item 15.  Foreign Trustee.

         Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

         Not Applicable

Item 16.  Lists of Exhibits.

         1*       -Copy of Articles of Association of the Trustee as now in
                  effect.
         2        -No certificate of authority of the Trustee to commence
                  business is furnished since this authority is contained in the
                  Articles of Association of the Trustee.
         3**      -Copy of the authorization of the Trustee to exercise
                  corporate trust powers.
         4**      -Copy of the existing By-Laws of the Trustee, as now in
                  effect.
         5        -Not applicable.
         6        -The consent of the Trustee required by Section 321 (b) of the
                  Act.
         7        -A copy of the latest report of Condition of the Trustee
                  published pursuant to the law or the requirements of its
                  supervising or examining authority.
         8        -Not Applicable
         9        -Not Applicable

*Exhibit thus designated has heretofore been filed with the Securities and Exchange Commission, have not been amended since filing and are incorporated herein by reference (see Exhibit T-1 Registration Number 333-47985). **Exhibits thus designated have heretofore been filed with the Securities and Exchange Commission, have not been amended since filing and are incorporated herein by reference (see Exhibit T-1 Registration Number 333-49145).

         In answering any item in this statement of eligibility and qualification which relates to matters peculiarly within the knowledge of the obligor or of its directors or officers, or an underwriter for the obligor, the undersigned, First Union National Bank, has relied upon information furnished to it by the obligor or such underwriter.

                                    SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, First Union National Bank, a national banking association organized and existing under the laws of the United States, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Morristown, and State of New Jersey, on the 9th day of November, 2000


                                                  First Union National Bank

                                                  (Trustee)




(CORPORATE SEAL)
                                                  By:      /s/ Stephanie Roche
                                                           Vice President

                                   Exhibit T-6

                               CONSENT OF TRUSTEE


         Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Dime Bancorp, Inc we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




                                                     FIRST UNION NATIONAL BANK




                                                     By:   /s/ Stephanie Roche
                                                               Vice President





Morristown, NJ
November 9, 2000

EXHIBIT T-7
                               REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the First Union National Bank, at the close of business on September 30, 2000, published in response to call made by Comptroller of the Currency, under title 12, United States Code,
Section 161. Charter Number 22693 Comptroller of the Currency.
Statement of Resources and Liabilities

                                                ASSETS
                                         Thousand of Dollars
         Cash and balance due from depository institutions:
           Noninterest-bearing balances and currency and coin                               7,814,000
           Interest-bearing balances                                                        4,091,000
         Securities                                                                         /////////
           Hold-to-maturity securities                                                      1,556,000
           Available-for-sale securities                                                   48,764,000
         Federal funds sold and securities purchased under agreements                      //////////
                  to resell                                                                 2,165,000
         Loans and lease financing receivables:
                  Loan and leases, net of unearned income                                 132,642,000
                  LESS: Allowance for loan and lease losses                                 1,900,000
                  LESS: Allocated transfer risk reserve                                             0
                  Loans and leases, net of unearned income, allowance, and
                  reserve                                                                 130,742,000
         Trading Assets                                                                    12,912,000
         Premises and fixed assets (including capitalized leases)                           2,928,000
         Other real estate owned                                                              107,000
         Investment in unconsolidated subsidiaries and associated                          //////////
         companies                                                                            250,000
         Customer's liability to this bank on acceptances outstanding                         967,000
         Intangible assets                                                                  2,889,000
         Other assets                                                                      12,662,000
         Total assets                                                                     227,847,000

                                             LIABILITIES

         Deposits:
                  In domestic offices                                                     130,675,000
                    Noninterest-bearing                                                    20,065,000
                    Interest-bearing                                                      110,610,000
                  In foreign offices, Edge and Agreement subsidiaries,
                  and IBFs                                                                 12,305,000
                    Noninterest-bearing                                                        39,000
                    Interest-bearing                                                       12,266,000
         Federal funds purchased and securities sold under agreements
                  to repurchase                                                            23,476,000
         Demand notes issued to the U.S. Treasury                                           2,077,000
         Trading liabilities                                                                6,979,000
         Other borrowed money:                                                              /////////
                  With a remaining maturity of one year or less                            16,205,000
                  With a remaining maturity of one year through three years                 4,039,000
                  With a remaining maturity of more than three years                        2,075,000
         Bank's liability on acceptances executed and outstanding                             975,000
         Subordinated notes and debentures                                                  5,993,000
         Other liabilities                                                                  7,567,000
         Total liabilities                                                                212,366,000


                                            EQUITY CAPITAL

Perpetual preferred stock and related surplus                                                 161,000
Common Stock                                                                                  455,000
Surplus                                                                                    13,306,000
Undivided profits and capital reserves                                                      2,381,000
Net unrealized holding gains (losses) on available-for-sale                                 /////////
 securities                                                                                  (817,000)
Cumulative foreign currency translation adjustments                                            (5,000)
Total equity capital                                                                       15,481,000
Total liabilities and equity capital                                                      227,847,000